SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported) January 20, 2000

                          COMMISSION FILE NO.: 0-23126


                             RELIANCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                              11-3187176
                  --------                              ----------
(State or other Jurisdiction of Incorporation        (IRS Employer or
               organization)                        Identification No.)


 585 Stewart Avenue, Garden City, New York                11530
 -----------------------------------------                -----
 (Address of principal executive officer)               (Zip Code)


Registrant's telephone number, including area code:   (516) 222-9300
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Item 5.           Other Events

         On January 20, 2000, Reliance Bancorp, Inc. reported its second quarter fiscal year 2000 results. For the quarter ended December 31, 1999, net income increased to $5.4 million from $5.2 million in the prior year quarter ended December 31, 1998. Earnings on a fully diluted per share basis rose 3.3% to $0.62 from $0.60 for the prior year quarter December 31, 1998.

         As of December 31, 1999, total assets were $2.5 billion, deposits were $1.5 billion and total stockholders' equity was $176.4 million. At December 31, 1999, the Company had 8,882,411 common shares outstanding with tangible book value per share of common stock of $13.99.

Item 7 (c).       Exhibits

Exhibit 99.1 Press Release reporting the Company's second quarter fiscal year 2000 results.
































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       By:    /s/  Raymond A. Nielsen
                                              -----------------------
                                              Raymond A. Nielsen
                                              President and
                                              Chief Executive Officer



Dated:    January 28, 2000
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